AMENDED AND RESTATED BYLAWS

OF

ACTEL CORPORATION

As of May 3, 2010

CORPORATE OFFICES

1.1 Principal Office. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state and the corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of California.

1.2 Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

MEETINGS OF SHAREHOLDERS

1.3 Place of Meetings.

(a) Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

(b) A meeting of the shareholders may be conducted in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication if:

(i) the corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings; and

(ii) any shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation.

Any request by the corporation to a shareholder under Section 20(b) of the Corporations Code of California (the “Code”) for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.

1.4 Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

1.5 Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the Code, may be called at any time by the board, the chairman of the board, the president, the independent lead director, or, subject to the provisions of this Section 2.3, one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting. For a special meeting of the shareholders to be properly brought by any person or persons other than the board, the chairman of the board, the president, or the independent lead director pursuant to the preceding sentence, the person or persons calling the special meeting must have given timely notice thereof in writing to the secretary of the corporation satisfying the requirements of this Section 2.3 and the business proposed to be conducted at such special meeting must otherwise be a proper matter for shareholder action.

To be timely, such notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 35th day nor earlier than the close of business on the 60th day prior to the date of the meeting proposed by the person or persons calling the meeting.

Such notice shall set forth (a) the proposed date and time of the special meeting, (b) as to each person whom the person or persons calling the special meeting propose to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under California law with respect to the corporation and its shareholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); (c) as to any shareholder business that the person or persons calling the special meeting proposes to bring before the special meeting, a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the special meeting; and (d) as to the shareholder giving notice of a special meeting herein, (1) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business or director nomination(s), as applicable, and any Shareholder Associated Person (as defined below), (2) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (4) any material interest of the shareholder or a Shareholder Associated Person in such business or the director nomination(s), as applicable, and (5) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or to elect such nominee(s) (such information provided and statements made as required by clauses (1) through (5), a “Shareholder Solicitation Statement”).

Upon receiving a notice meeting the requirements of this Section 2.3 by any person or persons entitled to call a special meeting of shareholders, the corporation shall cause notice to be given to shareholders entitled to vote that a meeting will be held. Notice of special meetings shall be given in the manner set forth in Section 2.4 of these bylaws and shall comply with Section 601(c) of the Code.

For purposes of this Section 2.3, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

1.6 Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a plan of conversion of the corporation, pursuant to Section 1152 of the Code, (iv) a reorganization of the corporation, pursuant to Section 1201 of the Code, (v) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

1.7 Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of shareholders shall be given either (i) personally, (ii) by electronic transmission by the corporation, (iii) by first-class mail, (iv) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, or (v) other means of written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or other means of written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, deposited in the mail, or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

For notice given by electronic transmission by the corporation to be valid it must comply with Section 20 of the Code. Notice shall not be given by electronic transmission by the corporation after (i) the corporation is unable to deliver two consecutive notices to the shareholder by that means, or (ii) the inability to so deliver the notices to the shareholder becomes known to the secretary, assistant secretary, the transfer agent or other person responsible for the giving of the notice.

1.8 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders, provided that if the shareholders of any class shall be entitled to take any action, including the election of directors, solely as a class, the presence in person or by proxy of the holders of a majority of the shares of such class entitled to vote thereat shall constitute a quorum for the taking of any such actions at a meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or if required by the Code or the Articles or Incorporation, the vote of a greater number or voting by the classes.

1.9 Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these bylaws.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, or the means of electronic transmission by and to the corporation or electronic video screen communication, if any by which the shareholders may participate, are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

1.10 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Code or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect. A shareholder shall only cumulate votes with respect to those directors for whom such shareholder shall be entitled to vote in the event of a provision in the articles of incorporation requiring directors to be elected by shareholders of a particular class.

1.11 Validation of Meetings; Waiver of Notice; Consent. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

1.12 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent, personally or by a proxy, by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate “agent,” pursuant to Section 317 of the Code, (iii) a plan of conversion of the corporation, pursuant to Section 1152 of the Code, (iv) a reorganization of the corporation, pursuant to Section 1201 of the Code, (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Any shareholder of record or other person or entity seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date pursuant to Section 2.11 hereof. The board of directors may, at any time within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed pursuant to Section 2.11 hereof). If no record date has been fixed by the board of directors pursuant to Section 2.11 hereof or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided by this Section 2.10, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the corporation that the consents delivered to the corporation in accordance herewith represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.10 shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with this Section 2.10, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed herein.

1.13 Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

If the board of directors does not so fix a record date:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in ARTICLE VIII of these bylaws.

1.14 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

1.15 Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

1.16 Advance Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 2.14 and on the record date for the determination of shareholders entitled to vote at the annual meeting and (B) who complies with the notice procedures set forth in this Section 2.14. Such nominations, other than those made by or at the direction of the board of directors, must be made pursuant to timely notice in writing to the secretary of the corporation.

To be timely for an annual meeting, a shareholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2.14. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

To be timely for a special meeting, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting.

Such shareholder’s notice shall set forth (a) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under California law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, the information required in a Shareholder Solicitation Statement as defined in Section 2.3.

At the request of the board of directors, any person nominated by a shareholder for election as a director (pursuant to this Section 14 or Section 2.3 with respect to a shareholder who properly calls a special meeting) must furnish to the secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.14 or Section 2.3 (with respect to a shareholder who properly calls a special meeting). The chair of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chair should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

1.17 Advance Notice of Shareholder Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder as described in this Section 2.15, who is a shareholder of record at the time of the giving of the notice required by this Section 2.15 and on the record date for the determination of shareholders entitled to vote at the annual meeting. Business to be brought before an annual meeting by a shareholder shall not be considered properly brought if the shareholder has not given timely notice thereof in writing to the secretary of the corporation which meets the requirements set forth in this Section 2.15. To be timely, must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2.15.

To be in proper written form, a shareholder’s notice to the secretary must set forth (a) as to each matter of business the shareholder intends to bring before the annual meeting, a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) as to the shareholder giving the notice, the information required in a Shareholder Solicitation Statement as described in Section 2.3.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.15. The chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.15 and, if the chair should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

2.16 Rule 14a-8 and Other Matters. In addition to the provisions of Section 2.14 and Section 2.15, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.14 and Section 2.15; provided, however, that any reference in Section 2.14, Section 2.15 and this Section 2.16 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to business or nominations to be brought by a shareholder pursuant to Section 2.14 or Section 2.15. Notwithstanding the foregoing provisions of Section 2.15, a shareholder must comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to business such shareholder intends to bring before an annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement for an annual meeting, including the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in Section 2.15 shall be deemed to affect (1) any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (2) any right of a shareholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

DIRECTORS

1.18 Powers. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

1.19 Number of Directors. Unless otherwise provided in the Articles of Incorporation, the number of directors of the corporation shall be not less than five (5) nor more than nine (9), and the exact number of directors shall be nine (9) from March 23, 2009 until June 5, 2009, and shall thereafter be eight (8) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

1.20 Election and Term of Office of Directors. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

1.21 Resignation and Vacancies. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

Except as otherwise provided in the Articles of Incorporation, vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist, among other things, (i) in the event of the death, resignation or removal of any director, (ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

Except as otherwise provided in the Articles of Incorporation, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

1.22 Place of Meetings; Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone, electronic video screen or by electronic transmission by and to the corporation. Participation through use of conference telephone or electronic video screen constitutes presences so long as all directors participating in the meeting can hear one another. Participation through electronic transmission by and to the corporation (other than by conference telephone and electronic video screen communication), constitutes presence in person if: (i) each member participating in the meeting can communicate with all of the other members concurrently, and (ii) each member is provided the means of participating in all matters before the board, including without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

1.23 Regular Meetings. Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

1.24 Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, the independent lead director, or a majority of the number of directors authorized in these Bylaws.

Notice of the time and place of special meetings shall be delivered personally, by telephone, including a voice messaging system, sent by first-class mail, charges prepaid, or by electronic transmission to each director, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or electronic transmission, it shall be delivered personally or by telephone or electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

1.25 Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of directors), the Articles of Incorporation, and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

1.26 Waiver of Notice. Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

1.27 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

1.28 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

1.29 Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action and if the number of members of the board serving at the time constitutes a quorum. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

1.30 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

1.31 Approval of Loans to Officers. Subject to applicable law, the corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors. The sale of shares of the corporation to employees or directors of the corporation or any subsidiary or parent of the corporation for promissory notes pursuant to a stock purchase or stock option plan or agreement shall not be considered a loan of money or property to, or guarantee of the obligation of, such employees or directors for purposes of this Section 3.14.

COMMITTEES

1.32 Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or any committee;

(d) the amendment or repeal of these bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members of such committees.

1.33 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of ARTICLE III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

OFFICERS

1.34 Officers. The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

1.35 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

1.36 Subordinate Officers. The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

1.37 Removal And Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

1.38 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

1.39 Chairman of The Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president or if designated by the board of directors, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

1.40 President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

1.41 Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

1.42 Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

1.43 Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

1.44 Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any proceeding against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

1.45 Indemnification of Others. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) who was or is a party or is threatened to be made a party to any proceeding against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

RECORDS AND REPORTS

1.46 Maintenance and Inspection of Share Register. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders’ names, addresses, and shareholdings during usual business hours on five (5) days’ prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

1.47 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these bylaws as amended to date.

1.48 Maintenance and Inspection of Other Corporate Records. The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

1.49 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

1.50 Annual Report to Shareholders; Waiver. As long as the corporation maintains an outstanding class of securities registered under Section 12 of the Securities Exchange Act of 1934, compliance with Section 240.14a-16 of Title 17 of the Code of Federal Regulations shall satisfy the requirements with respect to the obligation to furnish an annual report to shareholders pursuant to Section 1501 of the Code.

1.51 Representation of Shares of Other Corporations. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

GENERAL MATTERS

1.52 Record Date for Purposes other than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

1.53 Checks; Drafts; Evidences of Indebtedness. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

1.54 Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

1.55 Certificates for Shares. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

1.56 Lost Certificates. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

1.57 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

AMENDMENTS

1.58 Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

1.59 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.